EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
CBRE Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-116398, 333-218113, 333-231572, 333-265294, and 333-290674 on Form S-8 and No. 333-276141 on Form S-3) of our reports dated February 12, 2026, with respect to the consolidated financial statements of CBRE Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chicago, Illinois
February 12, 2026